Exhibit 99.1

October 27, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners Announces Acquisition of
Natural Gas Liquids Assets in the Permian Basin of
West Texas and Southeastern New Mexico

The Partnership Increases Strategic
Presence in Natural Gas Liquids-Rich Basin

Capital-growth Program Now Totals
$8.3 Billion to $9.0 Billion Through 2016

TULSA, Okla. – Oct. 27, 2014 – ONEOK Partners, L.P. (NYSE: OKS) today announced it has agreed to acquire natural gas liquids (NGL) pipelines and related assets from affiliates of Chevron Corporation for approximately $800 million, subject to customary post-closing adjustments.

The transaction includes an 80 percent interest in the West Texas LPG Pipeline Limited Partnership (West Texas LPG) and 100 percent interest in the Mesquite Pipeline (Mesquite), which collectively consist of approximately 2,600 miles of NGL gathering pipelines extending from the Permian Basin in southeastern New Mexico to East Texas and Mont Belvieu, Texas. Following the closing of the transaction, ONEOK Partners will be the operator of both pipelines. The remaining 20 percent of West Texas LPG is owned by Martin Midstream Partners L.P.

“With this acquisition, along with other announced capital-growth projects in North Dakota, Oklahoma and Wyoming, the partnership’s total investment has increased by more than $3 billion in the last year,” said Terry K. Spencer, president and chief executive officer of ONEOK Partners. “Acquiring these natural gas liquids pipelines allows us to continue to serve producers in the Permian Basin and other multiple high producing NGL-rich basins, including the Williston Basin, the Powder River Basin, and the Cana-Woodford and SCOOP plays in Oklahoma. The partnership’s presence in the Permian Basin now is significantly stronger, and this acquisition establishes a new geographic region for natural gas liquids volume growth.

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ONEOK Partners Announces Acquisition of
Natural Gas Liquids Assets in the Permian Basin of
West Texas and Southeastern New Mexico

October 27, 2014

“These assets will provide fee-based earnings to the partnership and further expand our natural gas liquids segment’s portfolio of assets while positioning us for additional growth opportunities,” Spencer added.

The Permian Basin, located in southeastern New Mexico and western Texas, is the largest crude-oil and natural gas producing basin in the U.S. – three times larger than the Bakken Shale in North Dakota. This basin encompasses 15 million acres and has multistacked producing formations with approximately 500 rigs currently operating across the region, resulting in significant growth of crude oil, NGLs and natural gas production.

These assets will increase the partnership’s NGL gathering system by more than 60 percent to nearly 6,900 miles of NGL gathering pipelines. As a result of this acquisition, ONEOK Partners’ gathered NGL volumes are expected to increase nearly 40 percent to approximately 800,000 barrels per day (bpd) systemwide, providing the partnership’s NGL infrastructure with access to a new NGL supply basin.

West Texas LPG and Mesquite NGL pipelines:

The partnership’s ownership interest in the pipelines will add approximately 230,000 bpd of unfractionated NGL supply to the partnership’s expanding NGL systems. The West Texas LPG and Mesquite pipelines access NGL supply from producers actively developing the Delaware, Midland and Central basins in the Permian, in addition to the Barnett Shale, East Texas and north Louisiana regions.

ONEOK Partners’ unfractionated NGL capacity in the acquired system is expected to increase to 310,000 bpd through expansions based on expected producer commitments.

“This strategic acquisition immediately establishes ONEOK as a significant NGL service provider in the Permian Basin,” Spencer said. “We are adding another rapidly growing producing region to our operating footprint, which will create integration and expansion opportunities for the partnership by connecting these assets to our existing NGL fractionation and storage facilities in Mont Belvieu.”

These assets are expected to generate approximately $40 million in annual adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) in 2014 with significant growth potential. After the completion of this transaction, ONEOK Partners expects its share in EBITDA from these assets to more than double by 2017 through capacity-expansion opportunities, capacity upgrades, bundled services and integration into the partnership’s existing systems.

ONEOK Partners expects to close the transaction in the fourth quarter 2014. Closing is subject to customary conditions including antitrust clearance from the Federal Trade

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ONEOK Partners Announces Acquisition of
Natural Gas Liquids Assets in the Permian Basin of
West Texas and Southeastern New Mexico

October 27, 2014

Commission under the Hart-Scott-Rodino Act. Financing for this transaction is expected to come from available cash on hand or borrowing under our existing $1.7 billion commercial paper program or existing $1.7 billion credit facility.

ONEOK Partners will offer jobs to all of the approximately 75 employees working for West Texas LPG and Mesquite affected by this transaction.

Capital Projects:

ONEOK Partners has announced total investments of approximately $8.3 billion to $9.0 billion between 2010 and 2016 for acquisitions and capital-growth projects related to natural gas gathering and processing, and natural gas liquids, which includes the projects described above.

These investments consist of approximately $4.5 billion for natural gas gathering and processing projects, and approximately $4.1 billion for natural gas liquids projects.

In aggregate, these projects are expected to generate adjusted EBITDA multiples of five to seven times. The incremental earnings from these projects are expected to increase distributable cash flow and value to unitholders in the form of higher distributions.

After this announcement and the recent announcements of the Bear Creek and Bronco natural gas processing plants and related infrastructure in North Dakota and Wyoming, the partnership continues to have a $3 billion to $4 billion backlog of unannounced growth projects that it continues to evaluate. Additional projects included in this backlog will be announced when sufficient supply commitments are completed.

EDITOR’S NOTE:

View a map showing the location of the West Texas LPG and Mesquite NGL pipelines.

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES:

Adjusted EBITDA and distributable cash flow (DCF) levels are financial measures not defined by the generally accepted accounting principles in the United States (GAAP). Adjusted EBITDA and DCF are used as a measure of the partnership’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, income taxes and allowance equity funds used during construction. DCF is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, adjusted for cash distributions received and certain other items.

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ONEOK Partners Announces Acquisition of
Natural Gas Liquids Assets in the Permian Basin of
West Texas and Southeastern New Mexico

October 27, 2014

The partnership believes the non-GAAP financial measures described above are useful to investors because these measurements are used by many companies in its industry as a measurement of financial performance and are commonly employed by financial analysts and others to evaluate the financial performance of the partnership and to compare the financial performance of the partnership with the performance of other publicly traded partnerships within its industry.

The GAAP measure most directly comparable to adjusted EBITDA and DCF is net income. Adjusted EBITDA and DCF should not be considered an alternative to net income, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that is available for distributions or that is planned to be distributed for a given period nor do they equate to available cash as defined in the partnership agreement.

This news release references forward-looking estimates of annual adjusted EBITDA and adjusted EBITDA investment multiples projected to be generated by this acquisition and related investments. A reconciliation of estimated adjusted EBITDA to GAAP net income is not provided because GAAP net income generated by the investment for the applicable periods is not available without unreasonable efforts because ONEOK Partners has not yet completed the necessary valuation of the various assets to be acquired, a determination of the useful lives of these assets for accounting purposes or an allocation of the purchase price among the various types of assets. Accordingly, the amount of depreciation and amortization that will be included in the additional net income generated as a result of the acquisition is not accessible or estimable at this time. The amount of such additional resulting depreciation and amortization could be significant, such that the amount of additional net income would vary substantially from the amount of estimated adjusted EBITDA.

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play, publicly traded general partner, which owns 38.5 percent of the overall partnership interest as of June 30, 2014.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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ONEOK Partners Announces Acquisition of
Natural Gas Liquids Assets in the Permian Basin of
West Texas and Southeastern New Mexico

October 27, 2014

Some of the statements contained or incorporated in this news release are forward-looking statements as defined under federal securities laws The forward-looking statements relate to the proposed acquisition, and the other referenced infrastructure growth projects related to natural gas gathering and processing and natural gas liquids, the schedule and costs to complete the proposed projects and related infrastructure, and expected generation of EBITDA and distributable cash flow from the proposed projects. These forward-looking statements are made in reliance on the safe-harbor protections provided under federal securities legislation and other applicable laws.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available via the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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Bakken Shale
MONTANA
Williston Basin
NORTH DAKOTA
WYOMING
Niobrara Shale
SOUTH DAKOTA
Powder River Basin
IOWA
NEBRASKA
INDIANA
Piceance Basin
ILLINOIS
KANSAS
COLORADO
Bushton
Conway
MISSOURI
Hutchinson
Medford
Mississippian Lime
Granite Wash
OKLAHOMA
Woodford Shale
Cana-Woodford
SCOOP
NEW MEXICO
Permian Basin
Barnett Shale
TEXAS
Mont Belvieu
Eagle Ford
ONEOK Partners
NGL Distribution Pipelines
NGL Gathering Pipelines
Proposed Mesquite Acquisition
Proposed West Texas LPG Acquisition
NGL Fractionator
NGL Market Hub

ONEOK PARTNERS